EXHIBIT 5.0 AND 23.1


                       THE LAW OFFICE OF STEPHEN E. ROUNDS
                           4635 EAST EIGHTEENTH AVENUE
                           DENVER, COLORADO USA 80220
                       TEL. 303.377.6997 FAX 303.377.0231
                               SERCOUNSEL@MSN.COM
                           ADMIN. OFFICE 307.856.2467
                                 SRA@WYOMING.COM

                                  July 29, 2002

Can-Cal Resources Ltd.
8221 Cretan Blue Lane
Las Vegas, Nevada 89128

Re:  Registration Statement on Form S-3
     Initial Filing


Ladies and Gentlemen:

     Can-Cal Resources Ltd. ("Company") has filed a registration statement for the offer and sale of up to 1,030,000 shares of Common Stock, including 950,000 shares which may be issued upon conversion of principal owed on a debenture to shares, 50,000 shares issuable upon exercise of warrants, and 30,000 shares issued as payment of services. We have acted as counsel to the Company in connection with the preparation and filing of the registration statement.

     Our opinion and consent is required in connection with such registration statement. Such opinion and consent are filed as exhibits to the registration statement on Form S-3.

                               DOCUMENTS REVIEWED

     We have examined originals, certified copies or other copies identified to our satisfaction, of the following:

     1.   Articles of Incorporation of the Company.

     2.   Amendment to the Articles of Incorporation.

     2.   Bylaws of the Company.

     3. All exhibits listed in Part II of the registration statement on Form S-3.

     4.   Part I of the registration statement.

     5.   Other documents as appropriate under the circumstances.



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Can-Cal Resources Ltd.
July 29, 2002
Page -2-




     We have also consulted with officers and representatives of the Company, and received such representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as necessary under the circumstances. Although we have not undertaken independent verification of the matters covered by this paragraph, we have no reason to believe that the representations and assurances received are materially inaccurate or false.

                                     OPINION

     The following opinion is subject to compliance by the Company with applicable state securities laws, to declaration of effectiveness of the Company's registration statement, and to the last sentence of this paragraph. Based on review of the documents listed above, it is our opinion that the shares of common stock to be offered and sold by the Company will be duly authorized and validly issued, fully paid and non-assessable shares of the common stock of the Company under Nevada law.

     No opinion is expressed, and none shall be inferred to be expressed, with respect to the financial statements contained in the registration statement.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to all references to our firm included in or made a part of the registration statement.



                                                 Yours Sincerely,

                                                     /s/   Stephen E. Rounds



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